UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-A/A

Amendment No. 2

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES

PURSUANT TO SECTION 12(b) OR 12(g) OF

THE SECURITIES EXCHANGE ACT OF 1934

Biolase, Inc.

(Exact Name of Registrant as Specified in Charter)

Delaware	87-0442441
(State of Incorporation or Organization)	(I.R.S. Employer Identification No.)

4 Cromwell, Irvine, California	92618
(Address of Principal Executive Offices)	(Zip Code)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of Each Class to be so Registered	Name of Each Exchange on Which Each Class is to be Registered
Rights to Purchase Preferred Stock	NASDAQ Capital Market

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), please check the following box. ☒	If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective Pursuant to General Instruction A.(d), please check the following box. ☐

Securities Act registration statement file number to which this form relates: N/A (If applicable)

Securities to be registered pursuant to Section 12(g) of the Act:

N/A

(Title of Class)

Item 1.	Description of Registrant’s Securities to Be Registered.

Item 1 of the Form 8-A is amended and supplemented by adding the following:

On November 10, 2015, Biolase, Inc. (the “Company”) and Computershare Trust Company, N.A., as rights agent and successor to U.S. Stock Transfer Corporation (the “Rights Agent”), entered into a Fourth Amendment to Rights Agreement (the “Fourth Amendment”), amending the Rights Agreement dated as of December 31, 1998 (as amended as of December 19, 2008, March 17, 2014 and November 3, 2014, the “Rights Agreement”), between the Company and the Rights Agent.

As a result of the Fourth Amendment, the rights to purchase Series B Junior Participating Cumulative Preferred Stock of the Company pursuant to the Rights Agreement expired on November 10, 2015, and the Rights Agreement effectively terminated as of such date.

The foregoing summary of the Fourth Amendment is not complete and is qualified in its entirety by reference to the full text of the Fourth Amendment, which is filed as Exhibit 4.5 hereto and is incorporated herein by reference. The foregoing is also qualified in its entirety by reference to the descriptions and full text of the Rights Agreement attached as Exhibit 1 to the Company’s Registration Statement on Form 8-A, filed with the Securities and Exchange Commission (the “SEC”) on December 29, 1998; the Amendment to Rights Agreement, filed as Exhibit 4.1 to the Company’s Current Report on Form 8-K, filed with the SEC on December 22, 2008; the Amended and Restated Second Amendment to Rights Agreement, filed as Exhibit 4.1 to the Company’s Registration Statement on Form 8-A, filed with the SEC on March 28, 2014; and the Third Amendment to Rights Agreement filed as Exhibit 4.4 to the Company’s Amendment to the Registration Statement on Form 8-A, filed with the SEC on November 4, 2014. Such descriptions, as amended hereby, are incorporated by reference herein.

Item 2.	Exhibits.

Exhibit Number	Description

3.1.1	Restated Certificate of Incorporation, including, (i) Certificate of Designations, Preferences and Rights of 6% Redeemable Cumulative Convertible Preferred Stock of the Company; (ii) Certificate of Designations, Preferences and Rights of Series A 6% Redeemable Cumulative Convertible Preferred Stock of The Registrant; (iii) Certificate of Correction Filed to Correct a Certain Error in the Certificate of Designation of The Registrant; and (iv) Certificate of Designations of Series B Junior Participating Cumulative Preferred Stock of the Company (incorporated by reference to Exhibit 3.1 of the Amendment No. 1 to the Company’s Registration Statement on Form S-1, filed with the SEC on December 23, 2005).

3.1.2	Amendment to Restated Certificate of Incorporation, effective as of May 14, 2012 (incorporated by reference to Exhibit 3.1 to the Company’s Current Report on Form 8-K, filed with the SEC on May 16, 2012).

3.1.3	Second Amendment to Restated Certificate of Incorporation, effective as of October 30, 2014 (incorporated by reference to Exhibit 3.1.3 to the Company’s Amendment to the Registration Statement on Form 8-A, filed with the SEC on November 4, 2014).

3.1.4	Certificate of Elimination of Series B Junior Participating Cumulative Preferred Stock, dated as of November 12, 2015 (incorporated by reference to Exhibit 3.1 to the Company’s Current Report on Form 8-K, filed with the SEC on November 12, 2015) .

3.2	Sixth Amended and Restated Bylaws of the Company, adopted on June 26, 2014 (incorporated by reference to Exhibit 3.1 to the Company’s Current Report on Form 8-K, filed with the SEC on June 30, 2014).

4.1	Rights Agreement, dated as of December 31, 1998, between the Company and U.S. Stock Transfer Corporation (incorporated by reference to Exhibit 1 to the Company’s Registration Statement on Form 8-A, filed with the SEC on December 29, 1998).

4.2	Amendment to Rights Agreement, dated December 19, 2008, between the Company and Computershare Trust Company, N.A. (incorporated by reference to Exhibit 4.1 to the Company’s Current Report on Form 8-K, filed with the SEC on December 22, 2008).

4.3	Amended and Restated Second Amendment to Rights Agreement, dated March 17, 2014 (incorporated by reference to Exhibit 4.1 to the Company’s Registration Statement on Form 8-A, filed with the SEC on March 28, 2014).

4.4	Third Amendment to Rights Agreement, dated as of November 3, 2014, between the Company and Computershare Trust Company, N.A., as rights agent (incorporated by reference to Exhibit 4.4 to the Company’s Amendment to the Registration Statement on Form 8-A, filed with the SEC on November 4, 2014).

4.5	Fourth Amendment to Rights Agreement, dated November 10, 2015, by and between the Company and Computershare Trust Company, N.A. (incorporated by reference to Exhibit 4.1 to the Company’s Current Report on Form 8-K, filed with the SEC on November 12, 2015).

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized.

BIOLASE, INC.

Date: November 12, 2015	By:	/s/ David C. Dreyer
	Name:	David C. Dreyer
	Title:	SVP and Chief Financial Officer

EXHIBIT INDEX

Exhibit Number	Description

3.1.1	Restated Certificate of Incorporation, including, (i) Certificate of Designations, Preferences and Rights of 6% Redeemable Cumulative Convertible Preferred Stock of the Company; (ii) Certificate of Designations, Preferences and Rights of Series A 6% Redeemable Cumulative Convertible Preferred Stock of The Registrant; (iii) Certificate of Correction Filed to Correct a Certain Error in the Certificate of Designation of The Registrant; and (iv) Certificate of Designations of Series B Junior Participating Cumulative Preferred Stock of the Company (incorporated by reference to Exhibit 3.1 of the Amendment No. 1 to the Company’s Registration Statement on Form S-1, filed with the SEC on December 23, 2005).

3.1.2	Amendment to Restated Certificate of Incorporation, effective as of May 14, 2012 (incorporated by reference to Exhibit 3.1 to the Company’s Current Report on Form 8-K, filed with the SEC on May 16, 2012).

3.1.3	Second Amendment to Restated Certificate of Incorporation, effective as of October 30, 2014 (incorporated by reference to Exhibit 3.1.3 to the Company’s Amendment to the Registration Statement on Form 8-A, filed with the SEC on November 4, 2014).

3.1.4	Certificate of Elimination of Series B Junior Participating Cumulative Preferred Stock, dated as of November 12, 2015 (incorporated by reference to Exhibit 3.1 to the Company’s Current Report on Form 8-K, filed with the SEC on November 12, 2015).

3.2	Sixth Amended and Restated Bylaws of the Company, adopted on June 26, 2014 (incorporated by reference to Exhibit 3.1 to the Company’s Current Report on Form 8-K, filed with the SEC on June 30, 2014).

4.1	Rights Agreement, dated as of December 31, 1998, between the Company and U.S. Stock Transfer Corporation (incorporated by reference to Exhibit 1 to the Company’s Registration Statement on Form 8-A, filed with the SEC on December 29, 1998).

4.2	Amendment to Rights Agreement, dated December 19, 2008, between the Company and Computershare Trust Company, N.A. (incorporated by reference to Exhibit 4.1 to the Company’s Current Report on Form 8-K, filed with the SEC on December 22, 2008).

4.3	Amended and Restated Second Amendment to Rights Agreement, dated March 17, 2014 (incorporated by reference to Exhibit 4.1 to the Company’s Registration Statement on Form 8-A, filed with the SEC on March 28, 2014).

4.4	Third Amendment to Rights Agreement, dated as of November 3, 2014, between the Company and Computershare Trust Company, N.A., as rights agent (incorporated by reference to Exhibit 4.4 to the Company’s Amendment to the Registration Statement on Form 8-A, filed with the SEC on November 4, 2014).

4.5	Fourth Amendment to Rights Agreement, dated November 10, 2015, by and between the Company and Computershare Trust Company, N.A. (incorporated by reference to Exhibit 4.1 to the Company’s Current Report on Form 8-K, filed with the SEC on November 12, 2015).

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